EXHIBIT 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                    THE FIRST AMERICAN FINANCIAL CORPORATION
                                  CUSIP [_____]
               [_____]% Senior Debentures Due __________ __, 2028

No.[__________]                                                    $[__________]

     THE FIRST AMERICAN FINANCIAL CORPORATION, a corporation organized and existing under the laws of the state of California (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [____________________], or registered assigns, the principal sum of one thousand Dollars on [__________ ____], 2028. The Company further promises to pay interest on said principal sum from [__________ ____], 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, semi-annually in arrears on [__________] 15 and [__________] 15 of each year, commencing [__________] 15,
1998, at the rate of [_____]% per annum, until the principal hereof shall have become due and payable, [if applicable, insert plus Additional Interest, if any,] until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities is registered at the close of business on the Regular Record Date for such interest installment, which shall be the Business Day next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or self-regulatory organization, all as more fully provided in said Indenture.

     Payment of principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days before the relevant Interest Payment Date by the Person entitled thereto as specified in the Securities Register.

     The indebtedness evidenced by this Security is unsecured and ranks senior in right of payment to all existing or future indebtedness of the Company that is by its terms expressly subordinated in right of payment to this Security and ranks pari passu with all other indebtedness of the Company.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                              THE FIRST AMERICAN FINANCIAL CORPORATION



                              By:________________________________________
                              Thomas A. Klemens, Executive Vice President


Attest:


______________________________
Mark R Arnesen, Secretary

(reverse)

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Senior Indenture, dated as of __________ ____, 1998 (herein called the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them therein.

     The Company may at any time, at its option, on or after [_______________] 15, 2008, and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time at a redemption price equal to the following prices, expressed in percentages of the principal amount, plus accrued and unpaid interest including Additional Interest, if any, to but excluding the Redemption Date. If redeemed during the 12-month period beginning [__________] 15:

                                             Redemption
                Year                            Price
               ------                        ----------
                2008                            %
                2009
                2010
                2011
                2012
                2013
                2014
                2015
                2016
                2017

and at 100% on or after [__________] 15, 2018.

     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of all series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) and upon any such declaration the principal amount of and the accrued interest (including Additional Interest) on all the Securities of this series shall become immediately due and payable.

     Upon payment (i) of the amount of principal so declared due and payable and
(ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     This  is  one  of  the  Securities  referred  to in  the  within  mentioned
Indenture.


Dated:_____________                  The Wilmington Trust Company


                                     By:____________________________________
                                     Authorized Signatory

                                     * * *